EXHIBIT 99.1

ADDITIONAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a summary of additional material federal income tax considerations with respect to Gramercy Property Trust, a Maryland real estate investment trust (the “Trust”), and its operating partnership, GPT Operating Partnership LP, a Delaware limited partnership (the “Operating Partnership”). This discussion is being filed with the Securities and Exchange Commission as Exhibit 99.1 to the Current Report on Form 8-K of the Trust and the Operating Partnership dated January 19, 2018, for incorporation by reference into the Trust’s Registration Statement on Form S-3 (No. 333-208717), the Trust’s Registration Statement on Form S-3 (No. 333-213192), and the Trust’s and Operating Partnership’s Registration Statement on Form S-3 (No. 333-221328) (the “Registration Statements”). This discussion supplements and updates the discussions contained in, or incorporated by reference into, the prospectuses filed as part of the Registration Statements, and any applicable prospectus supplements thereto, under the headings “U.S. Federal Income Tax Considerations” or “Material U.S. Federal Income Tax Considerations,” and supersedes such discussions to the extent inconsistent with such discussions.
The Tax Cuts and Jobs Act
Enactment of the Tax Act
On December 22, 2017, the Tax Cuts and Jobs Act (the “Tax Act”) was signed into law. The Tax Act makes major changes to the Internal Revenue Code of 1986, as amended (the “Code”), including several provisions of the Code that affect the taxation of real estate investment trusts (“REITs”) and holders of their securities. The most significant of these provisions are described below. The individual and collective impact of these changes on REITs and their security holders is uncertain, and may not become evident for some period. Prospective investors should consult their tax advisors regarding the implications of the Tax Act on their investment.
Revised Individual Tax Rates and Deductions
The Tax Act creates seven income tax brackets for individuals ranging from 10% to 37% that generally apply at higher thresholds than current law. For example, the highest 37% rate applies to joint return filer incomes above $600,000, instead of the highest 39.6% rate that applies to incomes above $470,700 under pre-Tax Act law. The maximum 20% rate that applies to long-term capital gains and qualified dividend income is unchanged, as is the 3.8% Medicare tax on net investment income (see the discussion under the subheading “Taxation of Taxable U.S. Shareholders” in the applicable prospectus).

The Tax Act also eliminates personal exemptions, but nearly doubles the standard deduction for most individuals (for example, the standard deduction for joint return filers rises from $12,700 in 2017 to $24,000 upon the Tax Act’s effectiveness). The Tax Act also eliminates many itemized deductions, limits individual deductions for state and local income, property and sales taxes (other than those paid in a trade or business) to $10,000 collectively for joint return filers (with a special provision to prevent 2017 deductions for prepayment of 2018 taxes), and limits the amount of new acquisition indebtedness on principal or second residences for which mortgage interest deductions are available to $750,000. Interest deductions for new home equity debt are eliminated. Charitable deductions are generally preserved. The phase-out of itemized deductions based on income is eliminated.
The Tax Act does not eliminate the individual alternative minimum tax, but it raises the exemption and exemption phase-out threshold for application of the tax.
These individual income tax changes are generally effective beginning in 2018, but without further legislation, they will sunset after 2025.
Pass-Through Business Income Tax Rate Lowered through Deduction
Under the Tax Act, individuals, trusts, and estates generally may deduct 20% of “qualified business income” (generally, domestic trade or business income other than certain investment items) of a partnership, S corporation, or sole proprietorship. In addition, “qualified REIT dividends” (i.e., REIT dividends other than capital gain dividends and portions of REIT dividends designated as qualified dividend income, which in each case are already eligible for capital gain tax rates) and certain other income items are eligible for the deduction by the taxpayer. The overall deduction is limited to 20% of the sum of the taxpayer’s taxable income (less net capital gain) and certain cooperative dividends, subject to further limitations based on taxable income. In addition, for taxpayers with income above a certain threshold (e.g., $315,000 for joint return filers), the deduction for each trade or business is generally limited to no more than the greater of (i) 50% of the taxpayer’s proportionate share of total wages from a partnership, S corporation or sole proprietorship, or (ii) 25% of the taxpayer’s proportionate share of such total wages plus 2.5% of the unadjusted basis of acquired tangible depreciable property that is used to produce qualified business income and satisfies certain other requirements. The deduction for qualified REIT dividends is not subject to these wage and property basis limits. The deduction equates to a maximum 29.6% tax rate on REIT dividends. As with the other individual income tax changes, these provisions are effective for tax years beginning after December 31, 2017 and before January 1, 2026. In addition, the Tax Act does not contain a provision permitting a regulated investment company (e.g., a mutual fund) that invests in REITs to pass through the deduction for qualified REIT dividends to the shareholders of the regulated investment company. It is uncertain whether a future technical corrections bill will address this issue to enable regulated investment companies to pass through the special character of REIT qualified business income to their shareholders.
Net Operating Loss Modifications
Net operating loss (“NOL”) provisions are modified by the Tax Act. The Tax Act limits the NOL deduction to 80% of taxable income (before the deduction). It also generally eliminates NOL carrybacks for individuals and non-REIT corporations (NOL carrybacks did not apply to REITs under prior law), but allows indefinite NOL carryforwards. The new NOL rules apply to losses arising in taxable years beginning in 2018.
Maximum Corporate Tax Rate Lowered to 21%; Elimination of Corporate Alternative Minimum Tax
The Tax Act reduces the 35% maximum corporate income tax rate to a maximum 21% corporate rate, and reduces the dividends-received deduction for certain corporate subsidiaries. The Tax Act also permanently eliminates the corporate alternative minimum tax. These provisions are effective beginning in 2018.
Limitations on Interest Deductibility; Real Property Trades or Businesses Can Elect Out Subject to Longer Asset Cost Recovery Periods
The Tax Act limits a taxpayer’s net interest expense deduction to 30% of the sum of adjusted taxable income, business interest, and certain other amounts. Adjusted taxable income does not include items of income or expense not allocable to a trade or business, business interest or expense, the new deduction for qualified business income, NOLs, and for years prior to 2022, deductions for depreciation, amortization, or depletion. For partnerships, the interest deduction limit is applied at the partnership level, subject to certain adjustments to the partners for unused deduction limitation at the partnership level. The Tax Act allows a real property trade or business to elect out of this interest limit so long as it uses a 40-year recovery period for nonresidential real property, a 30-year recovery period for residential rental property, and a 20-year recovery period for related improvements described below. For this purpose, a real property trade or business is any real property development, redevelopment, construction, reconstruction, acquisition, conversion, rental, operating, management, leasing, or brokerage trade or business. We believe this definition encompasses our business and thus will allow us the option of electing out of the limits on interest deductibility should we determine it is prudent to do so. Disallowed interest expense is carried forward indefinitely (subject to special rules for partnerships). The interest deduction limit applies beginning in 2018.
Maintains Cost Recovery Period for Buildings; Reduced Cost Recovery Periods for Tenant Improvements; Increased Expensing for Equipment
For taxpayers that do not use the Tax Act’s real property trade or business exception to the business interest deduction limits, the Tax Act maintains the current 39-year and 27.5-year straight line recovery periods for nonresidential real property and residential rental property, respectively, and provides that tenant improvements for such taxpayers are subject to a general 15-year recovery period. Also, the Tax Act temporarily allows 100% expensing of certain new or used tangible property through 2022, phasing out at 20% for each following year (with an election available for 50% expensing of such property if placed in service during the first taxable year ending after September 27, 2017). The changes apply, generally, to property acquired after September 27, 2017 and placed in service after September 27, 2017.
Like Kind Exchanges Retained for Real Property, but Eliminated for Most Personal Property
The Tax Act continues the deferral of gain from the like kind exchange of real property, but provides that foreign real property is no longer “like kind” to domestic real property. Furthermore, the Tax Act eliminates like kind exchanges for most personal property. These changes are effective generally for exchanges completed after December 31, 2017, with a transition rule allowing such exchanges where one part of the exchange is completed prior to December 31, 2017.

Accrual of Income.
The Tax Act, will require taxpayers such as the Trust to take certain amounts in income no later than the time such amounts are reflected on certain financial statements. The application of this rule may require the accrual of income with respect to the Trust’s or the Operating Partnership’s debt instruments or mortgage-backed securities “(MBS”), such as original issue discount or market discount, earlier than would be the case under the general tax rules, although the precise application of this rule is unclear at this time. This rule generally will be effective for tax years beginning after December 31, 2017 or, for debt instruments or MBS issued with original issue discount, for tax years beginning after December 31, 2018. This rule could increase the Trust’s “phantom income,” which may make it more likely that the Trust could be required to borrow funds or take other action to satisfy the REIT distribution requirements for the taxable year in which this “phantom income” is recognized.
International Provisions: Modified Territorial Tax Regime
The Tax Act moves the United States from a worldwide to a modified territorial tax system, with provisions included to prevent corporate base erosion. These changes are not expected to have material tax effect on our investments in foreign real estate; however, due to the recent enactment of such rules, no assurances can be provided as to this result.
Other Provisions
The Tax Act makes other significant changes to the Code. These changes include provisions limiting the ability to offset dividend and interest income with partnership or S corporation net active business losses. These provisions are effective beginning in 2018, but without further legislation, will sunset after 2025.

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